UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2014

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(800) 829-0965
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Short-Term Incentive Compensation Plan

On February 18, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Sprint Corporation (the “Company”) established the terms, performance objectives and target opportunities of the Company’s 2014 Short-Term Incentive Plan (the “2014 STI Plan”) for officers and other eligible employees of the Company.

In recognition of the change in the Company’s fiscal year from December 31 to March 31, which was approved by the Board of Directors on February 19, 2014, the Compensation Committee has established a 15-month service period (January 1, 2014 through March 31, 2015) for the 2014 STI Plan. The performance period for the 2014 STI Plan will be from April 1, 2014 through March 31, 2015 and participants generally must be employed on March 31, 2015 in order to be eligible to receive compensation under the 2014 STI Plan except that Steven L. Elfman will vest in a pro-rata portion of the 2014 STI Plan payout based on actual performance if he remains employed by the Company at least through January 2, 2015 (the "Retention Date" as defined in the second amendment to his employment agreement dated September 10, 2013).

The 2014 STI Plan provides for a payment of incentive compensation to officers and other eligible employees based on the achievement of the following specified performance objectives and weightings:

(1) adjusted EBITDA (which we define as operating income before interest, taxes, depreciation and amortization excluding severance, exit costs, and other special items) at 40 percent;

(2) a measure of retention of our Sprint platform postpaid wireless subscribers, which we refer to as post-paid churn, at 20 percent; and

(3) Sprint platform total net subscriber additions at 40 percent.

Each of the performance objectives will have a threshold, target and maximum level of payment opportunity. The maximum payment opportunity is equal to 200 percent of the participant's target opportunity, and failure to attain the threshold goal for each performance objective results in forfeiture of the associated opportunity. The award payment under the 2014 STI Plan for the performance period will be determined based on the Company's results using three variables: (1) the participant's annual incentive target opportunity, which is based on a percentage of the participant's base salary; (2) the Compensation Committee's assessment and certification of Company performance compared with the target for each of the above-referenced performance objectives; and (3) relative weightings for each performance objective. The determination of payments for certain executive officers will be made so as to comply with Section 162(m) of the Internal Revenue Code.

To transition to the new fiscal year, the Committee approved a one-time increase in participants’ target opportunities to account for the 2014 STI Plan’s additional 90-day service period (January 1, 2015 through March 31, 2015) over the normal 365-day plan service period. Specifically, the increase is derived by dividing the number of days in the service period (455) by the number of days in the performance period (365) which results in an increase in opportunities of approximately 25 percent. Applying this increase to the otherwise applicable base salary percentage target opportunities results in approximate 2014 STI Plan target opportunities for our named executive officers as follows: for Daniel R. Hesse, 250 percent of base salary; for Joseph J. Euteneuer, 162.5 percent of base salary; for Steven L. Elfman, 156.25 percent of base salary; for Robert L. Johnson, 125 percent of base salary; and for Charles R. Wunsch, 112.5 percent of base salary.

The actual incentive amounts paid under the 2014 STI Plan will be based on the Company's actual results during the performance period in relation to the established performance objectives, and these payments may be greater or less than the target amounts that were established and are subject to the Compensation Committee's discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2014	Sprint Corporation
By: /s/ Timothy P. O’Grady Timothy P. O’Grady, Assistant Secretary